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Exhibit 10.3

WASHINGTON MUTUAL, INC.

2003 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSES OF THE PLAN

        The purposes of the Washington Mutual, Inc. 2003 Equity Incentive Plan (the "Plan") are (a) to promote the long-term interests of Washington Mutual, Inc. (the "Company") and its shareholders by strengthening the Company's ability to attract, motivate and retain employees, officers, directors, consultants, agents, advisors and independent contractors and (b) to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits and strengthen the mutuality of interest between those persons and the Company's shareholders.

SECTION 2. DEFINITIONS

        As used in the Plan:

        "Acquisition Price" means the fair market value of the securities, cash or other property, or any combination thereof, receivable upon consummation of a Company Transaction in respect of a share of Common Stock.

        "Award" means any Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Share, Performance Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time under the Plan.

        "Board" means the Board of Directors of the Company.

        "Cause," unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means (a) conviction of any felony or a misdemeanor involving moral turpitude (including forgery, fraud, theft or embezzlement), or conviction or entry into a pretrial diversion or similar program in connection with prosecution for an offense involving dishonesty, breach of trust or money laundering, or (b) dishonesty, fraud, theft of property of the Company or a Related Company, willful destruction of property of the Company or a Related Company, physical attack on an employee, customer, agent or director of the Company or a Related Company, willful malfeasance in the performance of duties or willful misconduct materially injurious to the Company or a Related Company, in each case as determined by the chief human resources officer of the Company or other person performing that function or, in the case of directors and executive officers, the Committee, whose determinations shall be conclusive and binding.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Committee" has the meaning set forth in Section 3.1.

        "Common Stock" means the common stock, no par value, of the Company.

        "Company" means Washington Mutual, Inc., a Washington corporation.

        "Company Transaction," unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of either

        (a)   a merger or consolidation of the Company with or into any other company or other entity or

        (b)   a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company's then outstanding securities or all or substantially all of the Company's assets;

        provided, however, that a Company Transaction shall not include a Related Party Transaction.

        "Covered Employee" means a "covered employee" as that term is defined in Section 162(m)(3) of the Code, or any successor provision.

        "Disability," unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the chief human resources officer of the Company or other person performing that function or, in the case of directors and executive officers, the Committee, whose determinations shall be conclusive and binding.

        "Effective Date" has the meaning set forth in Section 18.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        "Extraordinary Items" means (a) extraordinary, unusual and/or nonrecurring items of gain or loss, (b) gains or losses on the disposition of a business, (c) changes in tax or accounting regulations or laws, or (d) the effects of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or the Management's Discussion and Analysis section of the Company's annual report.

        "Fair Market Value" means the closing price for the Common Stock on the New York Stock Exchange during regular session trading for a single trading day as reported for such day in The Wall Street Journal or such other source the Committee deems reliable. The applicable trading day for determining Fair Market Value (a) in connection with the grant of Awards shall be the trading day immediately preceding the Grant Date and (b) otherwise shall be as determined by the Committee in its sole discretion. If no reported price for the Common Stock exists for the applicable trading day, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

        "Grant Date" means the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

        "Incentive Stock Option" means an Option granted with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code or any successor provision.

        "Nonemployee Director" has the meaning set forth in Rule 16b-3 promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

        "Nonqualified Stock Option" means an Option other than an Incentive Stock Option.

        "Option" means a right to purchase Common Stock granted under Section 7.

        "Participant" means any eligible person set forth in Section 5 to whom an Award is granted.

        "Performance Criteria" has the meaning set forth in Section 11.1.

        "Performance Share" has the meaning set forth in Section 10.1.

        "Performance Unit" has the meaning set forth in Section 10.2.

        "Plan" means the Washington Mutual, Inc. 2003 Equity Incentive Plan.

        "Related Company" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

        "Related Party Transaction" means (a) a merger or consolidation of the Company in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger or consolidation; (b) a sale, lease, exchange or other transfer of all or substantially all of the Company's assets to a majority-owned subsidiary company; (c) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including but not limited to, reincorporating the Company in a different jurisdiction or creating a holding company, so long as, immediately after the transaction, at least a majority of the outstanding securities of the successor company are held by holders of the outstanding voting securities of the Company immediately prior to the transaction; or (d) a corporate dissolution or liquidation.

        "Restricted Stock" means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

        "Retirement," unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means Termination of Service on or after the date the Participant reaches age 55 and has served, as applicable, either (a) ten years as an employee of the Company or a Related Company or (b) five years as a member of the Board.

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Stock Appreciation Right" has the meaning set forth in Section 8.1.

        "Stock Unit" means an Award granted under Section 9 denominated in units of Common Stock.

        "Successor Company" means the surviving company, the successor company or its parent, as applicable, in connection with a Company Transaction.

        "Termination of Service," means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the chief human resources officer of the Company or other person performing that function or, in the case of directors and executive officers, the Committee, whose determinations shall be conclusive and binding. Transfer of a Participant's employment or service relationship between Related Companies, or between the Company and any Related Company, shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant's employment or service relationship is with an entity that has ceased to be a Related Company.

SECTION 3. ADMINISTRATION

3.1   Administration of the Plan

        The Plan shall be administered by the Human Resources Committee of the Board, or any successor thereto; provided, however, that with respect to Nonemployee Directors, the Plan shall be administered by the Governance Committee of the Board, or any successor thereto. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Human Resources Committee may authorize one or more senior executive officers of the Company to grant Awards to designated classes of eligible persons, within limits specifically prescribed by the Board or the Human Resources Committee, as applicable; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to the reporting requirements of Section 16 of the Exchange Act. All references in the Plan to the "Committee" shall be, as applicable, to the Human Resources Committee, the Governance Committee, or any other committee or officer to whom the Board or the Human Resources Committee has delegated authority to administer the Plan.

        Notwithstanding the foregoing, the chief human resources officer of the Company or other person performing that function shall be authorized, in addition to the Committee, to determine the effect on the vesting of an Award of a Company-approved leave of absence or a Participant's working less than full-time.

3.2   Administration and Interpretation by Committee

        Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the eligible persons as set forth in Section 5 to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Award to be granted to each Participant under the Plan; (c) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (d) determine the terms and conditions of any Award granted under the Plan; (e) approve the forms of agreements for use under the Plan; (f) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (g) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (h) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (j) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any eligible person. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1   Authorized Number of Shares

        Subject to adjustment from time to time as provided in Section 15.1, the maximum number of shares of Common Stock available for issuance under the Plan shall be

        (a)   29,035,000 shares plus

        (b)   (i) any authorized shares not issued or subject to outstanding awards under the Company's Equity Incentive Plan and the 1994 Stock Option Plan (the "Prior Plans") as of the Effective Date and (ii) any shares subject to outstanding awards under the Prior Plans as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), up to an aggregate maximum of 55,745,000 shares.

4.2   Share Usage

        (a)   Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and are thereafter reacquired by the Company, the shares subject to such Awards and the reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award shall be available for the Awards under the Plan. The number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, Stock Units, Performance Shares or Performance Units. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company.

        (b)   The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

        (c)   Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1; and provided, further, that for purposes of Section 4.3, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

4.3   Limitations

        (a)   Subject to adjustment as provided in Section 15.1, no Participant shall be eligible to receive in any one calendar year Awards relating to more than 5,000,000 shares of Common Stock.

        (b)   Subject to adjustment as provided in Section 15.1 and without regard to Options or Stock Appreciations Rights: (i) the maximum aggregate number of shares that may be issued pursuant to non-performance based Awards shall not exceed 13,000,000, and (ii) the maximum aggregate number of shares that may be issued pursuant to Awards that either contain no restrictions or are subject to restrictions based solely on continuous employment or services for less than three years (except where Termination of Service occurs by reason of death, Retirement, or Disability) shall not exceed 4,350,000.

SECTION 5. ELIGIBILITY

        An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company's securities.

SECTION 6. AWARDS

6.1   Form and Grant of Awards

        The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award.

6.2   Evidence of Awards

        Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and are not inconsistent with the Plan.

6.3   Ten Percent Limitation on Ownership

        Unless requisite approvals are obtained from the primary federal regulator(s) of the Company's banking subsidiary or subsidiaries, no person shall be eligible to receive any Award that, if exercised (in the case of Options) or otherwise settled in shares of Common Stock, would result in such person's holding beneficially or of record in excess of 10% of the outstanding voting stock of the Company.

6.4   Deferrals

        The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents.

SECTION 7. OPTIONS

7.1   Grant of Options

        The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2   Option Exercise Price

        The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than the Fair Market Value of the Common Stock for the Grant Date, except in the case of substitute awards issued by the Company in connection with a Company Transaction or a Related Company Transaction. In no event shall the Committee cancel any outstanding Option for the purpose of reissuing the Option to the Participant at a lower exercise price or reduce the exercise price of an outstanding Option.

7.3   Term of Options

        Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be as established for that Option by the Committee or, if not so established, shall be ten years from the Grant Date.

7.4   Exercise of Options

        The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5   Payment of Exercise Price

        The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include

        (a)   cash;

        (b)   check or wire transfer;

        (c)   tendering (either actually or by attestation) shares of Common Stock already owned by the Participant, provided that the shares have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company's earnings for financial reporting purposes or were not acquired from the Company as compensation;

        (d)   to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

        (e)   such other consideration as the Committee may permit in its sole discretion.

7.6   Post-Termination Exercises

        The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.

        A Participant's change in status from an employee to a consultant, agent, advisor or independent contractor, or a change in status from a consultant, agent, advisor or independent contractor to an employee, shall not be considered a Termination of Service for purposes of this Section 7.

7.7   Incentive Stock Options

        The terms of any Incentive Stock Options shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the Grant Date for the Option), such portion in excess of $100,000 shall be treated as Nonqualified Stock Options. This provision shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

SECTION 8. STOCK APPRECIATION RIGHTS

8.1   Grant of Stock Appreciation Rights

        The Committee may grant stock appreciation rights ("Stock Appreciation Rights" or "SARs") to Participants at any time. An SAR may be granted in tandem with an Option or alone ("freestanding"). The grant price of a tandem SAR shall be equal to the exercise price of the related Option, and the grant price of a freestanding SAR shall be equal to the Fair Market Value of the Common Stock for the Grant Date. An SAR may be exercised upon such terms and conditions and for the term as the Committee may determine, in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Committee or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

8.2   Payment of SAR Amount

        Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock for the date of exercise over the grant price by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in shares of Common Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 9. RESTRICTED STOCK AND STOCK UNITS

9.1   Grant of Restricted Stock and Stock Units

        The Committee may grant Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Company or a Related Company or the achievement of any of the Performance Criteria set forth in Section 11.1), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

9.2   Issuance of Shares

        Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant's release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant and (b) Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee shall determine in its sole discretion. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

9.3   Dividends and Distributions

        Participants holding shares of Restricted Stock or Stock Units may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

9.4   Waiver of Restrictions

        Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate; provided, however, that the Committee may not adjust performance goals for any Restricted Stock or Stock Unit intended to be exempt under Section 162(m) of the Code for the year in which the Restricted Stock or Stock Unit is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

SECTION 10. PERFORMANCE SHARES AND PERFORMANCE UNITS

10.1 Grant of Performance Shares

        The Committee may grant Awards of performance shares ("Performance Shares") and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares, the length of the performance period and the other terms and conditions of each such Award. Each Award of Performance Shares shall entitle the Participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any Covered Employee. The Committee, in its discretion, may make a cash payment equal to the Fair Market Value of the Common Stock otherwise required to be issued to a Participant pursuant to an Award of Performance Shares.

10.2 Grant of Performance Units

        The Committee may grant Awards of performance units ("Performance Units") and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall entitle the Participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. However, the Committee may not, in any event, increase the amount earned under Performance Unit Awards upon satisfaction of any performance goal by any Covered Employee, and the maximum amount earned by such Covered Employee in any calendar year may not exceed $1,000,000. The Committee, in its discretion, may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Unit.

SECTION 11. PERFORMANCE GOALS

11.1 Awards Subject to Performance Goals

        Awards of Restricted Stock, Stock Units, Performance Shares, Performance Units and other Awards made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code: return on average common shareholders' equity; return on average equity; total shareholder return; stock price appreciation; efficiency ratio (other expense as a percentage of other income plus net interest income); net operating expense (other income less other expense); earnings per diluted share of Common Stock; per share earnings before transaction-related expense; per share earnings after deducting transaction-related expense; return on average assets; ratio of nonperforming to performing assets; return on an investment in an affiliate; net interest income; net interest margin; ratio of common equity to total assets; regulatory compliance metrics; and customer service metrics (the "Performance Criteria"). Performance Criteria may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

11.2 Use and Calculation of Performance Criteria

        Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company. Any Performance Criteria may include or exclude Extraordinary Items. Performance Criteria shall be established by the Committee and shall be derived from the Company's audited financial statements, including footnotes, or the Management's Discussion and Analysis section of the Company's annual report. The Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the satisfaction of any Performance Criteria.

SECTION 12. OTHER STOCK OR CASH-BASED AWARDS

        In addition to the Awards described in Sections 7 through 10, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

SECTION 13. WITHHOLDING

        The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

        The Committee may permit or require a Participant to satisfy all or part of his or her tax withholding obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock), having a Fair Market Value equal to the tax withholding obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns, having a Fair Market Value equal to the tax withholding obligations. The value of any shares so withheld may not exceed the employer's minimum required tax withholding rate, and the value of any shares so tendered may not exceed such rate to the extent the Participant has owned the tendered shares for less than six months, if such limitations are required to avoid a charge to the Company's earnings for financial reporting purposes under applicable accounting rules. The value of any shares withheld or surrendered may not exceed the employer's minimum tax withholding obligation and, to the extent such shares were acquired by the Participant from the Company as compensation, the shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company's earnings for financial reporting purposes.

SECTION 14. ASSIGNABILITY

        No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the

Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant's death. During a Participant's lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award.

SECTION 15. ADJUSTMENTS

15.1 Adjustment of Shares

        In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the maximum number and kind of securities that may be issued to an individual in any one calendar year as set forth in Section 4.3; (iv) the maximum number and kind of securities that may be made subject to the different types of Awards available under the Plan; and (v) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

        The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

        Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2 Dissolution or Liquidation

        To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Options and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3 Company Transaction

        15.3.1 Options

        In the event of a Company Transaction, except as otherwise provided in the instrument evidencing an Option or in any other written agreement between a Participant and the Company or a Related

Company, each outstanding Option shall terminate, provided that, immediately prior to any such Company Transaction, the vesting of all Options held by a Participant shall accelerate and the Participant shall have the right to exercise his or her Options in whole or in part whether or not the vesting requirements set forth in the instrument evidencing the Option have been satisfied. Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide that a Participant's outstanding Options shall terminate upon consummation of such Company Transaction and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable) exceeds (b) the aggregate exercise price for such Options. Also notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide that Options shall be assumed or that an equivalent option or right shall be substituted by a Successor Company, in which case the amount and price of such assumed or substituted options shall be determined by adjusting the amount and price of the Options in the same proportion as used for determining the number of shares of stock of the Successor Company the holders of shares of Common Stock receive in such Company Transaction, and the vesting schedule set forth in the instrument evidencing the Option shall continue to apply to the assumed or substituted options.

        15.3.2 Restricted Stock

        In the event of a Company Transaction, except as otherwise provided in the instrument evidencing the Award and unless otherwise provided in any written agreement between a Participant and the Company or a Related Company, the vesting of shares subject to Restricted Stock that is based on continuous service with the Company or a Related Company shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Company Transaction. If unvested Options are to be assumed or substituted by a Successor Company without acceleration upon the occurrence of a Company Transaction, the terms and conditions of the foregoing Awards shall continue with respect to shares of the Successor Company that may be issued in exchange or upon settlement of such Awards, and the number of shares subject to such assumed or substituted restricted stock awards shall be adjusted in the same manner as provided in Section 15.3.1 for Options.

15.4 Further Adjustment of Awards

        Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5 Limitations

        The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6 No Fractional Shares

        In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 16. AMENDMENT AND TERMINATION

16.1 Amendment, Suspension or Termination of the Plan

        The Board or the Human Resources Committee of the Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan.

16.2 Term of the Plan

        Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) the adoption of the Plan by the Board and (b) the Effective Date.

        After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

16.3 Consent of Participant

        The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Sections 15.1 through 15.3 shall not be subject to these restrictions.

SECTION 17. GENERAL

17.1 No Individual Rights

        No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

        Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant's employment or other relationship at any time, with or without Cause.

17.2 Issuance of Shares

        Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

        The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

        To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.3 Indemnification

        Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

        The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

17.4 No Rights as a Shareholder

        Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment agreement, no Option or Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.5 Compliance With Laws and Regulations

        Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

17.6 Participants in Other Countries

        The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.

17.7 No Trust or Fund

        The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.8 Successors

        All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

17.9 Severability

        If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.10 Choice of Law

        The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law.

SECTION 18. EFFECTIVE DATE

        The Plan shall become effective (the "Effective Date") immediately following shareholder approval of the Plan.

        Adopted by the Board on February 18, 2003, and approved by the Company's shareholders on April 15, 2003.

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  Exhibit 10.3
WASHINGTON MUTUAL, INC. 2003 EQUITY INCENTIVE PLAN